Exhibit 1.1

DISTRIBUTION AGREEMENT

February 24, 2023

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Capital One Securities, Inc.

299 Park Avenue, 29 & 31 Floor

New York, New York 10167

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

KeyBanc Capital Markets Inc.

127 Public Square, 7th Floor

Cleveland, Ohio 44114

BTIG, LLC

65 East 55th Street

New York, New York 10022

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

As Agents

JPMorgan Chase Bank, National Association

383 Madison Avenue, 6th Floor

New York, NY 10179

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017

Bank of America, N.A. One Bryant Park New York, NY 10036 KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

As Forward Purchasers

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

BofA Securities, Inc. One Bryant Park New York, NY 10036 KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

As Forward Sellers

Ladies and Gentlemen:

Getty Realty Corp., a Maryland corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, BTIG, LLC, Capital One Securities, Inc., JMP Securities LLC and TD Securities (USA) LLC (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, and/or in its capacity as principal under any Terms Agreement (as defined in Section 1(a) below), an “Agent” or collectively, the “Agents”), JPMorgan Chase Bank, National Association, Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc. and The Toronto-Dominion Bank (each, in its capacity as purchaser under any Forward Contract (as defined in Section below), a “Forward Purchaser” or collectively, the “Forward Purchasers”) and J.P. Morgan Securities LLC, Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc. and The Toronto-Dominion Bank (each, in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below), a “Forward Seller” or collectively, the “Forward Sellers”), with respect to the offering and/or issuance and sale from time to time, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate actual gross sales price (the “Gross Sales Price”) of up to $350,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The Issuance Shares (as defined below) and the Forward Hedge Shares (as defined below) offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-251977) (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated January 8, 2021, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Exchange” means the New York Stock Exchange.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, the rate specified in the related Forward Placement Notice, not to exceed 2.0%.

“Forward Hedge Selling Period” mean the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(h); provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions under the heading “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the second Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit E specifying that it relates to a “Forward.”

“Forward Settlement Shares” means all shares of Common Stock to be delivered by the Company pursuant to the settlement of any Forward.

“Issuance Shares” means all shares of Common Stock issued and sold through an Agent in accordance with the terms and conditions of this Agreement and all shares of Common Stock issued and sold to an Agent in its capacity as principal under any Terms Agreement.

“Master Forward Confirmation” means any Master Forward Confirmation, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit F.

“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or an Agent, as applicable, on the Exchange, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Settlement Date (as defined below).

“Trading Day” means any day which is a trading day on the Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

The Company and each Agent agree as follows:

1. Sale of Issuance Shares and Forward Hedge Shares. Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent, Forward Purchaser and Forward Seller with any due diligence materials and information reasonably requested by such Agent, Forward Purchaser or Forward Seller or its counsel necessary for such Agent, Forward Purchaser or Forward Seller to satisfy its due diligence obligations, the Company and the Agents, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Agents, acting as sales agent or as principal under any Terms Agreement, and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers as follows:

(a) On any Trading Day selected by the Company, the Company and the applicable Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Issuance Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Issuance Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”).

(b) Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Issuance Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Issuance Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Issuance Shares issued by the Company only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Issuance Shares on behalf of the Company pursuant to this Agreement other than (A) (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) directly on or through a national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iii) in privately negotiated or over-the-counter transactions, or (iv) through a combination of any such methods (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Issuance Shares sold on any Trading Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Trading Day.

(e) If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, other than as a result of bad faith or willful misconduct of such Agent, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

(g) In connection with any Transaction Acceptance relating to a Forward Placement Notice, and subject to the terms of Section 2(h), no later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward, which number of days, months or years shall in no event be less than three months nor more than two years), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price,” the “Specified Borrow Rate,” the “Maximum Specified Borrow Rate,” the “Forward Shares,” the “Threshold Number of Shares” and the “Notice Settlement Number.”

(h) For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser or its affiliate shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 2(h). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company. In addition, the Company shall in no event request that an Agent or Forward Purchaser not party to the relevant Master Forward Confirmation (or its affiliated Forward Seller) sell any Shares during any Unwind Period (as defined in the Master Forward Confirmation).

(i) Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Agreement; and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser or its affiliate to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Agreement. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (vi) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(j) If Shares are to be sold in a Forward, the applicable Forward Seller will confirm in writing to the Company the Actual Sold Forward Amount sold on any Trading Day and the related Gross Sales Price no later than the opening of trading on the immediately following Trading Day.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the term of this Agreement, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Trading Day or over a specified period of Trading Days, which proposal shall be made to such Agent either by email or telephone (confirmed promptly by email) from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, along with any acceptance of a Forward Placement Notice pursuant to Section 2(h), a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Trading Day(s) on which the Issuance Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)

the maximum number of Issuance Shares to be sold by such Agent (the “Specified Number of Issuance Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance; and

(iii)

the lowest price, if any, at which the Company is willing to sell Issuance Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Proposal shall not set forth a Specified Number of Issuance Shares that, when added to the aggregate Gross Sales Price of Issuance Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in the aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Issuance Shares sold and for otherwise monitoring the availability of Issuance Shares for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Issuance Shares are offered or sold is not lower than, the Maximum Amount and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, respectively. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Issuance Shares for the relevant Purchase Date(s), except to the extent of any action taken by the Company occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the

Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party either by email or telephone (confirmed promptly by email), suspend or terminate the offering of the Issuance Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Issuance Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Issuance Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Issuance Shares sold through such Agent pursuant to this Agreement shall be at a mutually agreed rate, not to exceed 2.00%, of the Gross Sales Price of the Issuance Shares, which commission shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Issuance Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Issuance Settlement Date (as defined below), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement, each dated the Issuance Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Issuance Shares is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Issuance Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Trading Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Issuance Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been set by the Company with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Issuance Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e) If either the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Issuance Shares, it shall promptly notify the other party and sales of the Issuance Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Issuance Shares, the Company and such Agent shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.

(f) If the Company wishes to issue and sell the Issuance Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(i)

The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.

(g) Each sale of the Issuance Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Issuance Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Shares by such Agent. The commitment of an Agent to purchase the Issuance Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Issuance Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Issuance Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Issuance Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, an “Issuance Settlement Date”) and place of delivery of and payment for such Issuance Shares.

(h) Subject to the terms and conditions set forth in this Agreement and any Forward Contract, on any Trading Day, the Company may deliver, solely by email, a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and a Forward Seller. The Forward Purchaser and the Forward Seller may accept the Forward Placement Notice by email to one of the individuals at the Company named on Schedule A hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice through a Transaction Acceptance confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser or its affiliate shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller.

(i) No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.

(j) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction, a Principal Transaction or in connection with a Forward Placement Notice) and, by notice to each Agent, Forward Purchaser and Forward Seller given either by email or telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and none of the Agents, Forward Purchasers or Forward Sellers shall be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by any of its officers or directors, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(k) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent, Forward Purchaser or Forward Seller on any Trading Day.

(l) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Issuance Shares at a price lower than the then-applicable minimum price, or in a number with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement and any Terms Agreements, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Issuance Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

(m) Each Agent, Forward Purchaser and Forward Seller hereby acknowledges and agrees that, to the extent that the economics of any Agency Transaction or Forward pursuant to this Agreement and any Terms Agreement are shared among two or more Agents, Forward Purchasers or Forward Sellers, the representations, warranties and agreements of the Company herein contained shall operate to the benefit of each Agent, Forward Purchaser and Forward Seller who participates in such Agency Transaction or Forward, and by accepting participation in any such Agency Transaction or Forward pursuant to the terms hereof, each such Agent, Forward Purchaser and Forward Seller agrees that the terms of the Master Agreement Among Underwriters of the Agent who originates such Agency Transaction or Forward shall apply thereto.

(n) Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Agents, Forward Purchasers and Forward Sellers on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that was filed with the Commission not earlier than three years prior to the date hereof; no order suspending the effectiveness of the Registration Statement has been issued by the Commission, no order suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued and no proceeding for any of those purposes have been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, and as of each other Representation Date, the Registration Statement and any such post-effective amendment complied and will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement made in or omitted from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to any Agent, Forward Purchaser or Forward Seller that was furnished to the Company in writing by or on behalf of the Agents, Forward Purchasers or Forward Sellers expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood and agreed that, as of the date hereof, the names of the Agents, the Forward Sellers and the Forward Purchasers in the Prospectus and the information appearing in the last sentence of the first paragraph under “Plan of Distribution” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers for use in the Registration Statement and the Prospectus (collectively, the “Counterparty Information”)). In the event that, at a later date, the parties hereto agree in writing that any additional information shall constitute Counterparty Information, such information shall automatically be incorporated into this Section 3(a) as Counterparty Information. “Time of Sale” means (i) (x) with respect to each offering of

Issuance Shares pursuant to this Agreement, the time of the Agents’ initial entry into contracts with investors for the sale of such Issuance Shares and (y) with respect to each offering in connection with a Forward Placement Notice, the time of the Forward Sellers’ initial entry into contracts with investors for the sale of such Forward Hedge Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Issuance Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, Forward Purchaser and Forward Seller, until the termination of this Agreement, it (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, each such communication by the Company or its agents and representatives, an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than any Permitted Free Writing Prospectus made pursuant to this Agreement, any Terms Agreement, or in connection with any Forward Placement Notice. Any such free writing prospectus relating to the Shares consented to by the Agents, Forward Purchasers and Forward Sellers (including, for the avoidance of doubt, any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or in connection with a particular Forward) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer”. The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the term of this Agreement and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The financial statements of the Company and its consolidated subsidiaries and the related schedules and notes thereto, included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements of the businesses or properties acquired or proposed to be acquired (if any) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as of the applicable Representation Date comply in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and present fairly in all material respects the financial position of the relevant businesses or properties set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired; and any selected or summary financial information included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown therein. Any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(e) Since the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any material change in the capital stock (other than subsequent issuances (A) upon exercise, redemption or exchange of stock options, restricted stock units or warrants, and the grant of options and other awards, under existing equity incentive plans, as amended or may be amended from time to time, described in, the Registration Statement and the Prospectus, and (B) the issuance of Shares pursuant to this Agreement), or a material change in short-term debt or long-term debt (other than the borrowings or repayments under existing lines of credit to fund working capital consistent with past practices) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except for regular quarterly dividends on the Company’s Common Stock), (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite power and authority to own or lease its properties and conducts its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. Each of the subsidiaries of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), with all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement.

(g) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are (as applicable) fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than (i) as described in the Registration Statement and the Prospectus, and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement and the Prospectus.

(h) This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement or Forward Contract will have been duly authorized, executed and delivered by the Company.

(i) The Shares to be issued and/or sold hereunder (including any Forward Hedge Shares) or under any Terms Agreement, and any Shares or Forward Settlement Shares to be sold or issued in connection with a Forward, have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, in any Terms Agreement or in any Forward Contract, as the case may be, will be validly issued, will be fully paid and nonassessable and will conform in all material respects to the description thereof in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the issuance and/or sale of the Shares are not and will not be subject to any preemptive or similar rights.

(j) The Company has the requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement or any Forward Contract and perform its obligations hereunder or thereunder, including the Company’s issuance and/or sale and delivery of the Shares as provided herein and therein; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, any Terms Agreement or any Forward Contract and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement or Forward Contract, such action will have been duly and validly authorized).

(k) This Agreement conforms and each Terms Agreement and Forward Contract will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other Organizational Documents (as defined below); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, the term “Organizational Documents” means,

(i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(m) The execution, delivery and performance by the Company of this Agreement, any Terms Agreement or any Forward Contract, the issuance and/or sale of the Shares and the consummation of the transactions contemplated hereby or by any Terms Agreement or Forward Contract will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, any Terms Agreement or any Forward Contract, the issuance and/or sale of the Shares and the consummation of the transactions contemplated by this Agreement, any Terms Agreement or any Forward Contract, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(o) Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act or the Exchange Act to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectuses or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

(p) The accounting firm that certified the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act.

(q) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (or, in the case of ground leases, a valid leasehold interest) to all the real properties, or any part thereof, owned by them (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the “Properties”) and good and marketable title to or a valid leasehold interest in all the other assets reflected in the consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, in each case, free and clear of all liens, security interests, mortgages, pledges, charges, claims, restrictions or encumbrances of any kind, except those reflected in such financial statements or described in the Registration Statement, which are not material in amount or which do not materially impair the use of such Property for its permitted uses, or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) the Company does not know of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties, except for such violations to the extent disclosed in the Registration Statement and the Prospectus, and except for such violations that would not reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects, except for such failures to the extent disclosed in the Registration Statement and the Prospectus, and except for such failures to comply that would not reasonably be expected to have a Material Adverse Effect; (iv) none of the Company or any of its subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; (v) to the knowledge of the Company, there is no uncured events of default, or events that, with the passage of time or the giving of notice or both, would constitute a default under any of the leases governing the Properties, except such defaults as are described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except such defaults that would not have a Material Adverse Effect; and (vi) all of the leases and subleases of the Company and its subsidiaries under which the Company or any of its subsidiaries occupy their leased properties are in full force and effect, except as otherwise described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect.

(r) Except as would not result in a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(s) No relationship, direct or indirect, exists between or among the Company, any of its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents or in any Permitted Free Writing Prospectus.

(t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be required to register as an “investment company” nor will it be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) The Company and its subsidiaries have filed all material federal, state, local, and foreign income and franchise tax returns in a timely manner (taking into account any valid extensions of the time to file) thereof required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.

(v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, as applicable, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, as applicable, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w) Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not have a Material Adverse Effect.

(x) Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (D) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, and (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party.

(y) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(z) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries taken as a whole; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).

(aa) Commencing with the Company’s taxable year that ended on December 31, 2001, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and its actual method of operation as described in the Registration Statement has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2022 and subsequent years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, as applicable, are true, complete and correct in all material respects.

(bb) Except as set forth in the Registration Statement, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, if any, are not convertible and neither the Company, any of its subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries.

(cc) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(dd) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, the Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the business in which the Company and it subsidiaries are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Neither the Company nor any of its subsidiaries, or to the knowledge of the Company, any director, officer, any agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Neither the Company nor any of its subsidiaries, or, to the knowledge of the Company, any director, officer, any agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Russia, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj) Except as described in the Registration Statement, the Prospectus or any Free Writing Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of Company, (i) there have been no material breaches or violations of (or unauthorized access to) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) of the Company or its subsidiaries or any personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) processed or stored by or on behalf of the Company or its subsidiaries, nor are there any pending internal investigations relating to the same, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data), and (iii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(kk) Except as described in or contemplated by the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, any Terms Agreement or any Forward Contract) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent, Forward Purchaser or Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(nn) Neither the Company nor any subsidiary of the Company has taken nor will the Company or any subsidiary of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(oo) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(pp) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) As of each Settlement Date, the Shares to be sold under this Agreement, any Terms Agreement or in connection with any Forward Placement Notice, and any Forward Settlement Shares to be issued in connection with any Forward Contract, will be duly listed, subject only to official notice of issuance, on the Exchange.

(rr) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(tt) Any certificate signed by any officer or other authorized representative of the Company or any subsidiary of the Company and delivered to an Agent, Forward Purchaser or Forward Seller or to counsel to the Agent, Forward Purchaser or Forward Seller pursuant to or in connection with this Agreement, any Terms Agreement or any Forward Contract shall be deemed a representation and warranty by the Company to such Agent, Forward Purchaser or Forward Seller as to the matters covered thereby.

4. Certain Covenants of the Company. The Company hereby agrees with each of the Agents, Forward Purchasers and Forward Sellers:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent, Forward Purchaser and Forward Seller a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent, Forward Purchaser or Forward Seller reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent, Forward Purchaser or Forward Seller reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, Forward Purchasers and Forward Sellers via email in “.pdf” format on such filing date to the email account designated by each Agent and, at an Agent’s, Forward Purchaser’s or Forward Seller’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, Forward Purchasers and Forward Sellers promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection by the Commission to the use of such prospectus pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent, Forward Purchaser or Forward Seller may reasonably designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution or offering of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, Forward Purchasers and Forward Sellers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agents, Forward Purchasers and Forward Sellers at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents, Forward Purchasers and Forward Sellers may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents, the Forward Purchasers and the Forward Sellers during the term of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents, Forward Purchasers and Forward Sellers from time to time during the term of this Agreement such other information as the Agents, Forward Purchasers and Forward Sellers may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, Forward Purchasers and Forward Sellers, as applicable; provided, however, that the Company shall have no obligation to provide the Agents, Forward Purchasers or Forward Sellers with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, Forward Purchasers or Forward Sellers or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, Forward Purchasers or Forward Sellers to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, or the Forward Purchasers’ or Forward Sellers’ capacity in connection with any Forward, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Except as otherwise agreed between the Company and the Agents, Forward Purchasers and Forward Sellers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and the Forward Sellers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, Forward Purchasers and Forward Sellers may reasonably designate as aforesaid (including filing fees and, only in the case that the Shares are not “covered securities” within the meaning of Section 18 of the Act, the reasonable legal fees and disbursements of counsel to the Agents, Forward Purchasers and Forward Sellers in connection therewith not to exceed $5,000) and the printing and furnishing of copies of any blue sky surveys to the Agents, Forward Purchasers and Forward Sellers, (iv) the listing of the Shares and Forward Settlement Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by Financial Industry Regulatory Authority (“FINRA”) (including, only in the case a FINRA filing is required in connection with the offering of the Shares, filing fees and the reasonable legal fees and disbursements of counsel to the Agents, Forward Purchasers and Forward Sellers in connection therewith not to exceed $5,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement or Forward Contract, and (viii) if Shares having an aggregate offering price of $45,000,000 or more have not been offered and sold under this Agreement by the 18-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to the Agents, the Forward Sellers and the Forward Purchasers, in connection with the transactions contemplated by this Agreement (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement of $150,000. Any Expenses shall be due and payable by the Company within five (5) business days of the Determination Date.

(m) With respect to the offering and sale of the Shares contemplated by this Agreement or any Terms Agreement, the Company will not offer the Shares in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer or sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n) At any time when there are pending Agency Transactions, Principal Transactions or Forwards or when the Company has outstanding instructions to sell Shares with any Agent that have not been fulfilled or cancelled, the Company will not, without (ii) giving the applicable Agent, Forward Seller or Forward Purchaser at least three Scheduled Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents, Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents, Forward Purchasers and Forward Sellers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Shares offered and sold under this Agreement, any Terms Agreement or in connection with any Forward Placement Notice, (ii) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance and described in the Registration Statement and the Prospectus.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) The Company will use commercially reasonable efforts to cause the Shares and the Forward Settlement Shares to be listed on the Exchange.

(q) The Company consents to each Agent, Forward Purchaser and Forward Seller trading in the Common Stock for such Agent’s, Forward Purchaser’s or Forward Seller’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Forward Contract.

(r) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold under this Agreement is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents, Forward Purchasers and Forward Sellers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, Forward Purchasers and Forward Sellers and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other actions reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Execution of Agreement. Each Agent’s, Forward Purchaser’s and Forward Seller’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agent, the Forward Purchaser and the Forward Seller:

(i)

an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)

an opinion and a negative assurance letter of DLA Piper LLP (US), counsel for the Company, and opinion of the General Counsel of the Company, each addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of this Agreement, in the form of Exhibit C-1 and Exhibit C-2, respectively, hereto;

(iii)	a “comfort” letter from PricewaterhouseCoopers LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)

a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)

evidence reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)

resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)	such other documents as the Agent, the Forward Purchaser and the Forward Seller shall reasonably request; and

(b) The Agent, Forward Purchaser and Forward Seller shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, Forward Purchasers and Forward Sellers addressed to the Agent, Forward Purchasers and Forward Sellers and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents, the Forward Purchasers and the Forward Sellers as follows:

(a) Each Transaction Proposal or Forward Placement Notice made by the Company that is accepted by an Agent or Forward Purchaser and Forward Seller by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Subject to Section 6(h), each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents, the Forward Purchasers or the Forward Sellers shall reasonably request; provided that the Agents, the Forward Purchasers and the Forward Sellers shall not make such a request during the periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents, the Forward Purchasers and the Forward Sellers agree otherwise, furnish or cause to be furnished to the Agent, the Forward Purchasers and the Forward Sellers certificates, dated as of such Bring-Down Delivery Date and delivered within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents, the Forward Purchasers or the Forward Sellers may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents, the Forward Purchasers and the Forward Sellers shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, Section 5(a)(iv) hereof furnished to Agents, Forward Purchasers and Forward Sellers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents, Forward Purchasers and Forward Sellers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating solely to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c) Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Purchasers and Forward Sellers agree otherwise, cause to be furnished to Agents, Forward Purchasers and Forward Sellers (A) the written opinion and negative assurance letter of DLA Piper LLP (US), counsel to the Company, and the written opinion of the General Counsel of the Company, each dated as of the applicable Bring-Down Delivery Date and delivered within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents, Forward Purchasers and Forward Sellers with a letter substantially to the effect that the Agents, Forward Purchasers and Forward Sellers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, Forward Purchasers and Forward Sellers to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d) Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Purchasers and Forward Sellers agree otherwise, cause PricewaterhouseCoopers LLP to furnish to the Agents, Forward Purchasers and Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, the Forward Purchasers and the Forward Sellers cause a firm of independent public accountants to furnish to the Agents, Forward Purchasers and Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents, Forward Purchasers and Forward Sellers may reasonably request.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing

Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Purchasers and the Forward Sellers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent, Forward Purchaser or Forward Seller or the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, Forward Purchasers or Forward Sellers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of PricewaterhouseCoopers LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents, Forward Purchasers or Forward Sellers and (ii) subject to Section 6(h), at each Bring-Down Delivery Date and otherwise as the Agents, Forward Purchasers and Forward Sellers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of PricewaterhouseCoopers LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents, Forward Purchasers and Forward Sellers and their counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents, Forward Purchasers and Forward Sellers under this Agreement, any Terms Agreement and in connection with any Forward Placement Notice, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter, or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(h) The requirements (i) to provide the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d) and (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal, Forward Placement Notice or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal, Forward Placement Notice or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.

(i) All opinions, letters and other documents referred to in Sections 6(b) through 6(d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers and the Forward Sellers. The Agents, Forward Purchasers and Forward Sellers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through 6(d) above.

7. Conditions of the Agents’, Forward Purchasers’ and Forward Sellers’ Obligation. The Agents’, Forward Purchasers’ and Forward Sellers’ obligation to solicit purchases on an agency basis or otherwise for the Shares or otherwise take any action pursuant to a Transaction Acceptance or Forward Placement Notice and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward, at the relevant Time of Sale and Forward Hedge Settlement Date:

(i)

The representations and warranties of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct.

(ii)

The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement and/or in connection with any Forward Placement Notice, as the case may be, in all material respects.

(iii)

In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward, from the time of the Forward Placement Notice until the Forward Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)

Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole.

(v)

Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)

The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, and any Forward Settlement Shares, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Purchasers and the Forward Sellers; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)

No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, Forward Purchasers or Forward Sellers shall have reasonably objected in writing.

(b) Within two Trading Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, the Forward Purchasers and the Forward Sellers shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’, Forward Purchasers’ and Forward Sellers’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance or Forward Contract shall, unless otherwise agreed in writing by the Agents, Forward Purchasers and Forward Sellers be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents, Forward Purchasers and Forward Sellers shall have received the documents described in the preceding sentence.

8. Termination.

(a)

The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, Forward Purchasers and Forward Sellers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, Forward Purchaser and Forward Seller shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination; provided, however, that any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)	(i)	Each Agent or Forward Purchaser or Forward Seller may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents, Forward Purchasers and Forward Sellers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the aggregate Gross Sales Prices of Shares sold in accordance with the terms of this Agreement and any Terms Agreements equals the Maximum Amount, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, Forward Purchaser and Forward Seller and each of their respective affiliates, directors and officers and each person, if any, who controls such Agent, Forward Purchaser and Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, in each case insofar as such losses, claims, damages, liabilities, fees or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information furnished to the Company in writing by or on behalf of any of the Agents, Forward Purchasers or Forward Sellers, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or in any Permitted Free Writing Prospectus (or any amendment or supplement thereto).

(b) Each Agent, Forward Purchaser and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in subsection (a) above, but only with respect to any losses, claims, damages, liabilities, fees or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Counterparty Information furnished to the Company in writing by or on behalf of any of the Agents, Forward Sellers or the Forward Purchasers, as the case may be, expressly for use therein.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Purchasers, the Forward Sellers and their respective affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, Forward Purchasers and Forward Sellers and their respective affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, Forward Purchasers and Forward Sellers and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in Sections 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, Forward Purchasers and Forward Sellers on the other, from the offering of the Shares pursuant to this Agreement, any Terms Agreements or any Forward Contract or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, Forward Purchasers and Forward Sellers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Agents, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Company, the sum of (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, and (y) the aggregate market price for the Issuance Shares sold by the Agents under this Agreement, (b) in the case of an Agent, the total commissions received from the sale of Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a

Forward Purchaser, the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for each Forward Contract executed in connection with this Agreement. The relative fault of the Company, on the one hand, and the applicable Agents, Forward Purchasers and Forward Sellers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, Forward Purchasers and Forward Sellers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Agents, Forward Purchasers and Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Issuance Shares pursuant to this Agreement and any Terms Agreement exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, Forward Purchasers or Forward Sellers shall be sufficient in all respects if delivered or sent to (i) J.P. Morgan Securities LLC at 383 Madison Avenue, 6th Floor, New York, New York 10179, Attn: Special Equities Group, Sanjeet Dewal (email: Sanjeet.s.dewal@jpmorgan.com); (ii) BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attn: ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); (iii) Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attn: Michael Voris and Ryan Cunn, Equity Capital Markets (emails: michael.voris@gs.com; ryan.cunn@gs.com); (iv) KeyBanc Capital Markets Inc. at 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attn:

Mark Barath (email: mbarath@key.com), John Horrigan (email: jhorrigan@key.com), Michael Jones (email:michael.c.jones@key.com), and John Salisbury (email: john.salisbury@key.com); (v) Robert W. Baird & Co. Incorporated at 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attn: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department; (vi) BTIG, LLC at 65 East 55th Street, New York, New York 10022, Attn: Equity Capital Markets (email:BTIGUSATMTrading@btig.com); (vii) Capital One Securities Inc. at 201 St. Charles Street, Suite 1830, New Orleans, Louisiana 70170, Attention Gabrielle Halprin (email: gabrielle.halprin@capitalone.com); (viii) JMP Securities LLC at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attn: Equity Syndicate (email: syndicate@jmpsecurities.com), (ix) TD Securities (USA) LLC at 1 Vanderbilt Avenue, New York, NY 10017 Attn: Equity Capital Markets (email: USTAG@tdsecurities.com); and, if to the Company, shall be sufficient in all respects if delivered or sent to it at Getty Realty Corp., Two Jericho Plaza, Suite 110, Jericho, New York 11753, Attn: Joshua Dicker, General Counsel (email: jdicker@gettyrealty.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents either by telephone (confirmed promptly by email) or email to the applicable Agent as follows: (i) if to J.P. Morgan Securities LLC, then to: Sanjeet Dewal (telephone number: (212) 622-8783; email: Sanjeet.s.dewal@jpmorgan.com); Ara Movesian (telephone number: (212) 622-2619; email: ara.movesian@jpmorgan.com); Jemil Salih (telephone number: (212) 622-2723; email: jemil.d.salih@jpmorgan.com); (ii) if to BofA Securities, Inc., then to: Christine Roemer (telephone number: (646) 855-8901; email: Christine.roemer@bofa.com); Rohan Handa (telephone number: (646) 855-8654; email: rohan.handa@bofa.com); (iii) if to Goldman Sachs & Co. LLC, then to: Michael Voris (telephone: (212) 902-4895, facsimile: (212) 291-5027, email: michael.voris@gs.com), Ryan Cunn (telephone: (212) 902-4895, facsimile: (212) 291-5027, email: ryan.cunn@gs.com), Equity Capital Markets (telephone: (212) 902-4895, facsimile: (212) 291-5027, email: eq-derivs-notifications@ny.ibd.gs.com, gs-reecm@ny.email.gs.com) and Registration Department (email: registration-syndops@ny.email.gs.com); (iv) if to KeyBanc Capital Markets Inc., then to: Mark Barath (telephone number: (216)-689-4747, email: mbarath@key.com), John Horrigan (telephone number: 216-689-4615, email: jhorrigan@key.com), John Salisbury (telephone number: 216-689-3910, email: john.salisbury@key.com); and Michael Jones (telephone number: (216) 689-3910; email: Michael.c.jones@key.com); (v) if to Robert W. Baird & Co. Incorporated, then to: Sandy Walter (telephone number: (414) 559-3516; email: swalter@rwbaird.com); Matt Gailey (telephone number: (847) 951-5526; email: mgailey@rwbaird.com); Barbara Nelson (telephone number: (414) 765-3787; email: banelson@rwbaird.com); (vi) if to BTIG, LLC, then to: Anthony Wayne (telephone number: (415) 248-5401; email: awayne@btig.com), Brenna Cummings (telephone number: (415) 248-5566; email: bcummings@btig.com), Nicholas Nolan (telephone number: 415-248-5537; email: nnolan@btig.com), John Tufts (telephone number: (415) 248-5512; email: jtufts@btig.com), BTIG US ATM TRADING (email: BTIGUSATMTrading@btig.com); (vii) if to Capital One Securities, Inc., then to: Gabrielle Halprin (telephone number: (504) 528-9174; email: gabrielle.halprin@capitalone.com); (viii) if to JMP Securities LLC, then to: Aidan Whitehead (telephone number: (415) 263-1676; email: awhitehead@jmpsecurities.com), Ryan Abbe (telephone number: (415) 835-3921, email: rabbe@jmpsecurities.com), and Eric Clark (telephone number: (415) 835.3941; email: eclark@jmpsecurities.com); (ix) if to TD Securities (USA) LLC, then to: Global Equity Derivatives (telephone number: (212) 827-7306, email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com), Bradford Limpert (telephone number: (212) 827-2896, email: bradford.limpert@tdsecurities.com) and Dawn Crandlemire (telephone number: (212) 827-6877, email: dawn.crandlemire@tdsecurities.com); and Transaction Acceptances shall be delivered by the Agents, Forward Purchasers or Forward Sellers to the Company either by telephone (confirmed promptly by email) or email to Brian Dickman (telephone number: (646) 349-0452; email: bdickman@gettyrealty.com) and Joshua Dicker (telephone number: (646) 349-0749; email: jdicker@gettyrealty.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that each Agent, Forward Purchaser and Forward Seller is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents, Forward Purchasers or Forward Sellers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent, Forward Purchaser or Forward Seller shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents, Forward Purchasers or Forward Sellers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Purchasers and the Forward Sellers and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal, Forward Placement Notice and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent, a Forward Seller or a Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, a Forward Seller or a Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

15. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase; provided, that BofA Securities, Inc. may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of BofA Securities, Inc.’s investment banking or related business may be transferred following the date of this Agreement.

16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents, Forward Purchasers or Forward Sellers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents, Forward Purchasers or Forward Sellers.

18. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

20. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

GETTY REALTY CORP.

By:	/s/ Brian Dickman
Name: Brian Dickman
Title: CFO

AGENTS

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Tim Olsen
Name: Tim Olsen
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

[Signature Page to Distribution Agreement]

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Mark Barath
Name: Mark Barath
Title: Director, Equity Capital Markets

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

BTIG, LLC

By:	/s/ Stephen Ortiz
Name: Stephen Ortiz
Title: Managing Director

CAPITAL ONE SECURITIES, INC.

By:	/s/ Phillip Winiecki
Name: Phillip Winiecki
Title: Managing Director

JMP SECURITIES LLC

By:	/s/ Eric Clark
Name: Eric Clark
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Dawn Crandlemire
Name: Dawn Crandlemire
Title: Director

[Signature Page to Distribution Agreement]

FORWARD PURCHASERS

Accepted and agreed to as of the date first above written:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Rohan Handa
Name: Rohan Handa
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Mark Barath
Name: Mark Barath
Title: Director, Equity Capital Markets

TD SECURITIES (USA) LLC, as agent for
THE TORONTO-DOMINION BANK

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

[Signature Page to Distribution Agreement]

FORWARD SELLERS

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Tim Olsen
Name: Tim Olsen
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Mark Barath
Name: Mark Barath
Title: Director, Equity Capital Markets

TD SECURITIES (USA) LLC

By:	/s/ Dawn Crandlemire
Name: Dawn Crandlemire
Title: Director

[Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

Mr. Christopher J. Constant

President and Chief Executive Officer

Mr. Brian Dickman

Executive Vice President, Chief Financial Officer and Treasurer

Exhibit A

Getty Realty Corp. Common Stock

TERMS AGREEMENT

                         , 20__

[     ]1

Dear Sirs:

Getty Realty Corp., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated February 26, 2021 (the “Distribution Agreement”) between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, BTIG, LLC, Capital One Securities, Inc. and JMP Securities LLC, to issue and sell to [ ] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

[1]	To be the name and address of applicable Agent.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

GETTY REALTY CORP.

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[ ][2]

By:
Name:
Title:

[2]	To be the name of applicable Agent.

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letters of the Company’s outside counsel and general counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated                 , 20__

We, [name], [title] of Getty Realty Corp., a Maryland corporation (the “Company”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement, dated as of February 24, 2023 (the “Distribution Agreement”), by and among the Company and J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, BofA Securities, Inc., Bank of America, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, BTIG, LLC, Capital One Securities, Inc, JMP Securities LLC, TD Securities (USA) LLC, and T.D. Bank, N.A., and do hereby further certify on behalf of the Company, as follows:

1. the representations and warranties of the Company in the Distribution Agreement are true and correct on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

2. the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement on or prior to the date hereof (other than those conditions waived by the Agents, the Forward Sellers or the Forward Purchasers, as applicable);

3. no order suspending the effectiveness of the Registration Statement has been issued or order suspending the use of the Prospectus, and no proceeding for any of those purposes have been initiated or, to the knowledge of the undersigned, threatened, by the Commission; and

4. since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

[Signature Page Follows]

B-1

Name:
Title:

Name:
Title:

B-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

DLA PIPER LLP (US),

COUNSEL TO THE COMPANY

C-1-1

Exhibit C-2

FORM OF OPINION OF GENERAL COUNSEL

C-2-1

Exhibit D

Form of CFO Certificate

Dated [•], 20[•]

The undersigned, [name], [title] of Getty Realty Corp., a Maryland corporation (the “Company”), does hereby certify, pursuant to the Distribution Agreement, dated February 26, 2021 (the “Distribution Agreement”), between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, BTIG, LLC, Capital One Securities, Inc. and JMP Securities LLC, that:

I have reviewed the data included as Exhibits A [through [•]] hereto, which was included in [Revise as applicable—] the Registration Statement, the Prospectus, the Permitted Free Writing Prospectus dated [•], the Company’s Form 10-K for the fiscal year ended December 31, [Insert year covered by most recent Form 10-K] and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended [•] and [•] [Insert reference to any subsequent Form 10-Qs and any applicable Form 8-Ks] (collectively, the “Documents”). This will confirm that [(a)] the financial data that is circled or otherwise indicated on Exhibits A [through [•]] hereto have been derived from the accounting and other records of the Company and its subsidiaries or [unaudited financial statements of [•]] and [in each case] have been prepared, to the extent applicable, in compliance with the requirements of Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and that all such data is accurate and fairly presented in all material respects [and (b) the statistical or market-related data that is circled or otherwise indicated on Exhibits A [through [•]] hereto have been based on or derived from information set forth in or provided by from sources that are reliable and accurate in all material respects and accurately reflects all such information].

Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Distribution Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

[Signature Page Follows]

D-1

Getty Realty Corp.

By:
Name:
Title:

D-2

Exhibit E

Form of Forward Placement Notice

[Date]

[Forward Purchaser]

[Address]

Attention: [•]

[Forward Seller]

[Address]

Attention: [•]

Reference is made to the Distribution Agreement, dated February 26, 2021 (the “Distribution Agreement”), between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., KeyBanc Capital Markets Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, BTIG, LLC, Capital One Securities, Inc. and JMP Securities LLC. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Distribution Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 1(g)):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Settlement Date(s):

Forward Hedge Amount: $

Forward Hedge Selling Commission Rate: %

Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$
Term:		[Months/Years]
Spread:		basis points

E-1

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[         ] without your prior written consent, which consent may be withheld in your sole discretion): $             per share

Comments:

GETTY REALTY CORP.

By:
Name:
Title:

E-2

Exhibit F

Form of Master Forward Confirmation

[Included Under Separate Cover]